SECURITY AGREEMENT

This SECURITY AGREEMENT (the “Agreement”) is entered into as of July 7, 2008 by and among Driftwood Ventures, Inc., a Delaware corporation (the “Company”), and the persons and entities named on the Schedule of Purchasers attached hereto (each individually a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, on or about the date hereof the Purchasers have purchased from the Company certain convertible secured term promissory notes issued by the Company (together with any replacements thereof or substitutions therefor, the “Notes”); and

WHEREAS, it is a condition to the obligation of the Purchasers to purchase the Notes that the Company shall have executed and delivered this Agreement to the Purchasers.

NOW, THEREFORE, in consideration of the premises and to induce the Purchasers to purchase the Notes and for other good and valuable consideration, the Company hereby agrees with the Purchasers as follows:

1. Defined Terms. The following terms shall have the following meanings:

“Accounts”, “Chattel Paper”, “Documents”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Proceeds” and “Securities” shall have the respective meanings as defined in the Code.

“Code” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Collateral” shall have the meaning assigned to such term in Section 2(a) of this Agreement.

“Copyrights” mean all copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by multinational treaties or conventions.

“Event of Default” shall mean the Company’s failure to pay or discharge the Obligations in full in accordance with the terms of the Notes and this Agreement, the occurrence of an Event of Default (as defined in the Notes) or the Company’s breach of any provision of this Agreement.

“Intellectual Property” shall mean, without limitation, any and all Patents, trade secrets, confidential business information, formula, Copyrights, mask works, claims of infringement against third parties, licenses, permits, license rights to or of technologies, contract rights with employees, consultants or third parties, Trademarks, databases, computer programs and other computer software interfaces, know-how, customer lists, inventions and discoveries, and other such rights generally classified as intangible, intellectual property assets in accordance with GAAP possessed or owned by Company, or which the Company now or hereafter has a right to use or in which the Company now or hereafter has an interest.

“Patents” mean all national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications, including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations, and all rights therein provided by multinational treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application.

“Requisite Holders” shall mean the holders of Notes representing at least seventy-five percent (75%) of the outstanding principal amount of all Notes then outstanding.

“Obligations” shall mean the unpaid principal amount of, and interest on, the Notes.

“Ratably” shall mean in the ratio that the outstanding principal amount of the Note held by each Purchaser bears to the aggregate outstanding principal of all Notes held by all Purchasers.

“Trademarks” mean all trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights therein provided by multinational treaties or conventions.

2. Grant of Security Interest; Action by Requisite Holders.

(a) To secure the Company’s prompt, punctual, and faithful performance of all and each of the Obligations (whether at the stated maturity, by acceleration or otherwise), the Company hereby grants to the Purchasers a continuing security interest in and to and assigns to the Purchasers all of the Company’s right, title and interest in and to all of the Company’s property, assets and rights of every kind and nature, wherever located and whether now owned or hereafter acquired or arising, including, without limitation the following, and all products, Proceeds, substitutions, and accessions of or to the same, (collectively, the “Collateral”):

(1) All Accounts and accounts receivable;

(2) All Inventory;

(3) All contract rights;

(4) All General Intangibles;

(5) All Goods;

(6) All Chattel Paper;

(7) All Fixtures;

(8) All Intellectual Property;

(9) All Equipment;

(10) All books, records, and information relating to the Collateral and/or to the operation of the Company’s business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained;

(11) All Instruments, documents of title, Documents, policies and certificates of insurance, Securities, deposits, deposit accounts, money, cash, or other property;

(12) All federal, state and local tax refunds and/or abatements to which the Company is, or becomes entitled, no matter how or when arising, including, but not limited to any loss carry back tax refund;

(13) All insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds and premium rebates arise out of any of the foregoing, or otherwise;

(14) All liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing, including the right of stoppage in transit; and

(15) All other assets of every nature and description, whether they be now existing or hereafter arising and whether now or hereafter belonging to the Company.

(b) Notwithstanding anything to the contrary contained elsewhere in this Agreement or the Notes, each Purchaser by its execution and delivery of this Agreement hereby: (i) irrevocably authorizes and appoints each other Purchaser, acting with the consent or authorization of the Requisite Holders, to take on behalf of all Purchasers, any and all actions required or permitted to be taken by the Purchasers under this Agreement and (ii) agrees with each other Purchaser that any and all actions required or permitted to be taken by the Purchasers or any of them under this Agreement may be taken only upon the written consent or authorization of the Requisite Holders and that such Purchaser will not take any action required or permitted to be taken by the Purchasers under this Agreement, or otherwise take any action to enforce any of the terms of this Agreement, in the absence of such written consent or authorization. The Company may rely on any such written consent or authorization given to it and signed by the Requisite Holders until such consent or authorization is withdrawn or replaced by another such consent or authorization signed by the Requisite Holders.

(c) Notwithstanding anything to the contrary contained elsewhere in this Agreement, the Purchasers shall share Ratably all proceeds from or distributions of or with respect to the Collateral.

Notwithstanding the foregoing provisions of this Section 2, the grant, assignment and transfer of a security interest as provided herein shall not extend to, and the term “Collateral” shall not include any Contract, Instrument or Chattel Paper in which the Company has any right, title or interest if and to the extent such Contract, Instrument or Chattel Paper includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of the Company therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such Contract, Instrument or Chattel Paper to enforce any remedy with respect thereto; provided that the foregoing exclusion shall not apply if (i) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such Contract, Instrument or Chattel Paper or (ii) such prohibition would be rendered ineffective pursuant to Sections 9-408(a) or 9-409(a) of the Code, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code) or principles of equity); provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and the Company shall be deemed to have granted a security interest in, all its rights, title and interests in and to such Contract, Instrument or Chattel Paper as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect any Purchasers unconditional continuing security interest in and to all rights, title and interests of the Company in or to any payment obligations or other rights to receive monies due or to become due under any such Contract, Instrument or Chattel Paper and in any such monies and other proceeds of such Contract, Instrument or Chattel Paper.

3. Rights of Purchasers; Limitations on Purchasers’ Obligations.

(a) Company Remains Liable under Accounts. Anything herein to the contrary notwithstanding, the Company shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. The Purchasers shall not have any obligations or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Purchasers of any payment relating to such Account pursuant hereto, nor shall the Purchasers be obligated in any manner to perform any of the obligations of the Company under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

(b) Notice to Account Debtors. Upon the request of the Purchasers at any time after the occurrence and during the continuance of an Event of Default, the Company shall notify account debtors on the Accounts that the Accounts have been assigned to the Purchasers and that payments in respect thereof shall be made directly to the Purchasers. The Purchasers may in their own name or in the name of others communicate with account debtors on the Accounts to verify with them to their satisfaction the existence, amount and terms of any Accounts.

(c) Collection on Accounts. The Purchasers hereby authorize the Company to collect the Accounts, subject to the Purchasers’ rights to curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.

4. Covenants of the Company. The Company covenants and agrees with the Purchasers that from and after the date of this Agreement until the Obligations are paid or otherwise discharged in full:

(a) Location of Collateral; Other Liens. The Company will notify the Purchasers, at least twenty (20) days prior to any such event, of any change in the Company’s exact legal name, any change in its place of business or location of the Collateral or its establishment of any new place of business or location of Collateral or office where its records concerning Accounts and other assets are kept. The Company is the owner of the Collateral and will be the owner of the Collateral hereafter acquired free from any adverse lien, security interest or encumbrance (other than is permitted pursuant to Section 4(f) hereof), and the Company will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein. Except those in respect of Senior Indebtedness, no financing statements covering any Collateral or any proceeds thereof are on file in any public office.

(b) Further Documentation; Pledge of Instruments and Chattel Paper. At any time and from time to time, upon the written request of the Purchasers, and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further action as the Purchasers may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Code in effect in any jurisdiction with respect to the liens created hereby. The Company also hereby authorizes the Purchasers to file any such financing or continuation statement without the signature of the Company to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction if so permitted by applicable law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instruments or Chattel Paper shall be immediately delivered to the Purchasers or their duly appointed agent, duly endorsed in a manner satisfactory to the Purchasers, to be held as Collateral pursuant to this Agreement.

(c) Maintenance of Records; Inspection of Collateral. The Company will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including without limitation, a record of all payments received and all credits granted with respect to the Accounts. The Company will permit the Purchasers to inspect the Collateral at any reasonable time.

(d) Compliance with Laws, Etc. The Company will comply in all material respects with all laws, rules, regulations and orders of any governmental authority applicable to the Collateral or any part thereof, provided, however, that the Company may contest any such law, rule, regulation or order in any reasonable manner which shall not, in the reasonable opinion of the Purchasers, adversely affect the Purchasers’ rights or the priority of their liens on the Collateral.

(e) Payment of Obligations. The Company will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Company’s books in accordance with generally accepted accounting principles.

(f) Limitation on Liens on Collateral. The Company will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any lien or claim on or to the Collateral, except for (i) those liens, if any, existing on the date hereof as set out in Schedule A hereto; (ii) liens to secure taxes, assessments and other governmental charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue; (iii) deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations; (iv) liens in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Company shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review; (v) liens of carriers, warehousemen, mechanics and materialmen or other like liens arising in the ordinary course of business which secure amounts not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings; (vi) purchase money security interests in, or lease obligations incurred to finance the acquisition of, property acquired after the date hereof, which security interests or lease obligations cover only the property so acquired; (vii) liens that are subordinate to the security interest granted in the Collateral pursuant to this Agreement; (viii) liens to Trinad Management, LLC in connection with the $750,000 debt owed to Trinad Management, LLC that will be pari passu with the liens granted to the Purchasers hereunder (as Trinad Management, LLC will be signatory hereto through the execution of a joinder signature page attached hereto) and (ix) extensions, refinancings, modifications, amendments and restatements of items (i), (vi) and (vii) above, provided that the principal amount of any obligation secured by such lien is not increased or the terms thereof are not modified to impose more burdensome terms upon the Company and no other material term or provision is materially modified, and will defend the right, title and interest of the Purchasers in and to any of the Collateral against the claims and demands of all persons whomsoever.

(g) Limitations on Dispositions of Collateral. The Company will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except in the ordinary course of business and except for the loan to Green Screen Interactive Software, Inc. as contemplated under the use of proceeds in Section 8(e) of the Note Purchase Agreement, by and among the Company and the Purchasers named on the Schedule of Purchasers attached thereto, dated July 7, 2008.

(h) Further Identification of Collateral. The Company will furnish to the Purchasers from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Purchasers may reasonably request, all in reasonable detail.

5. Purchasers’ Appointment as Attorney-in-Fact.

(a) Powers. The Company hereby appoints the Purchasers and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in the discretion of the Purchasers so long as an Event of Default has occurred and is continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Company shall grant the Purchasers the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

(i) In the name of the Company or its own name, or otherwise, to take physical possession of the Collateral and to maintain such possession on the Company’s premises or to remove the Collateral or any part thereof to such other places as the Purchasers may desire;

(ii) In the name of the Company or its own name, or otherwise, to endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or with respect to any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Purchasers for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or with respect to any other Collateral whenever payable;

(iii) To pay or discharge taxes and liens levied or placed on or threatened against the Collateral;

(iv) To direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Purchasers or as the Purchasers shall direct;

(v) To ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(vi) To sign and endorse any invoices, freight or express bill, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(vii) To open mail addressed to the Company and to change the Post Office Box or mailing address of the Company and use the Company’s stationery and billing forms or facsimiles thereof, for the purpose of collecting Accounts and realizing upon the Collateral;

(viii) To commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

(ix) To defend any suit, action or proceeding brought against the Company with respect to any Collateral;

(x) To settle, compromise or adjust any suit, action or proceeding described in Subsection (ix) above and, in connection therewith, to give such discharges or releases as the Purchasers may deem appropriate;

(xi) To assign any patent or trademark of the Company (along with the goodwill of the business to which any such patent or trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Purchasers shall in their sole discretion determine; and

(xii) Generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Purchasers were the absolute owners thereof for all purposes, and to do, at the Purchasers’ option and the Company’s expense, at any time, or from time to time, all acts and things which the Purchasers deem necessary to protect, preserve or realize upon the Collateral and the Purchasers’ liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Company might do.

The Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be a power coupled with an interest and shall be irrevocable.

(b) No Duty on Part of the Purchasers. The powers conferred on the Purchasers hereunder are solely to protect the Purchasers’ interests in the Collateral and shall not impose any duty upon them to exercise any such powers. The Purchasers shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except for gross negligence or willful misconduct.

6. Performance by Purchasers of the Company’s Obligations. If the Company fails to perform or comply with any of its agreements contained herein and the Purchasers, as provided for by the terms of this Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Purchasers incurred in connection with such performance or compliance shall be payable by the Company to the Purchasers on demand and shall constitute Obligations secured hereby.

7. Remedies. If an Event of Default shall occur and be continuing, the Purchasers may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Purchasers, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Purchasers or elsewhere upon such terms and conditions as they may deem advisable and at such prices as they may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Purchasers shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived or released. The Company further agrees, at the Purchasers’ request, to assemble the Collateral and make it available to the Purchasers at places that the Purchasers shall reasonably select, whether at the Company’s premises or elsewhere. The Purchasers shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Purchasers hereunder, including, without limitation, reasonable attorney’s fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Purchasers may elect, and only after such application and after the payment by the Purchasers of any other amount required by any provision of law, need the Purchasers account for the surplus, if any, to the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Purchasers arising out of the exercise by the Purchasers of any of their rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least five (5) days before such sale or other disposition. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Purchasers to collect such deficiency.

8. Term of Agreement. This Agreement and the security interest in the Collateral granted by the Company to the Purchasers hereunder shall terminate on the date on which all payments under the Notes have been made in full or otherwise converted pursuant to the terms thereof and all other Obligations have been paid or discharged in full. Promptly following such termination, the Purchasers will join in executing any termination statement and other filings with respect to any financing statement executed and filed pursuant to this Agreement or required for evidencing termination of this Agreement or the Purchasers’ security interest in the Collateral and file any such termination statements or other filings with the appropriate agencies.

9. Limitation on Duties Regarding Preservation of Collateral. The Purchasers’ sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Purchasers deal with similar property for their own account. Neither the Purchasers nor any of their directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or otherwise.

10. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

13. No Waiver; Cumulative Remedies. The Purchasers shall not by act (except by a written instrument pursuant to Section 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Purchasers, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Purchasers of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Purchasers would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

14. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Company and the Requisite Holders; provided, however, that no provision of this Agreement may be waived, amended, supplemented or otherwise modified without the consent of any Purchaser if such waiver, amendment, supplement or other modification would materially adversely affect the rights of such Purchaser in a manner different than it affects the rights of the Requisite Holders. This Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Purchasers and their respective successors and permitted assigns, provided that this Agreement may not be assigned by a Purchaser without the prior written consent of the Company.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York without giving effect to the conflicts of laws principles thereof.

16. Termination. The security interest granted hereunder shall continue and remain in full force and effect until the payment or other discharge in full of all Obligations.

17. Counterparts. This Agreement may be executed in multiple counterparts and by the various parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement.

18. Notices. All notices, requests, consents and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to be duly given if (a) personally delivered or (b) if sent by facsimile, registered or certified mail (return receipt requested) postage prepaid or by reputable overnight courier and designated for next day delivery, addressed to such party at the address set forth below or such other address as may hereafter be designated by a party to all other parties to this Agreement by proper notice in accordance with this Section 18:

If to the Company:	Driftwood Ventures, Inc.
2121 Avenue of the Stars
Suite 2550
Los Angeles, CA 90067

If to any Purchaser:  at its address shown on the Schedule of Purchasers attached hereto.

All such notices, requests, consents and other communications shall be deemed delivered and received (a) in the case of personal delivery or facsimile transmission, when received as evidenced by an acknowledgment of receipt thereof, (b) if sent by registered or certified mail, three (3) Business Days after mailing and (b) if sent by courier, one (1) Business Day after delivery to the courier. For purposes hereof, a “Business Day” is any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York City.

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IN WITNESS WHEREOF, each Purchaser and the Company have caused this Security Agreement to be executed as an instrument under seal by their authorized representatives as of the date first written above.

COMPANY:
DRIFTWOOD VENTURES, INC. By:/s/ Charles Bentz Name: Charles Bentz Title: Chief Financial Officer

[Additional Signature Page Follows]

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Security Agreement to be duly executed as of the date first written above.

PURCHASERS:
TRINAD CAPITAL MASTER FUND, LTD. By: /s/ Jay Wolf Name: Jay Wolf Title: Managing Director of Trinad Management, LLC, its Manager
BACK BAY LLC By: /s/ Howard Smuckler Name: Howard Smuckler Title: Chief Financial Officer of Roxbury LLC, its Manager

[Additional Signature Page Follows]

Counterpart Signature Page
to
SECURITY AGREEMENT

By execution and delivery of this Counterpart Signature Page, the undersigned does hereby become a party to that certain Security Agreement by and among Driftwood Ventures, Inc., a Delaware corporation (the “Company”), the Agent (as defined therein) and the Purchasers (as defined therein) dated as of July 7, 2008 (the “Security Agreement”), as a Purchaser, and is entitled to all of the benefits under and is subject to all of the obligations, restrictions and limitations set forth in the Security Agreement that are applicable to the Purchasers. This Counterpart Signature Page shall take effect and shall become a part of said Security Agreement immediately upon execution.

PURCHASER: CIPHER 06 LLC
By: /s/ Jason Adelman Name: Jason Adelman Title: Managing Member

[Additional Signature Page Follows]

JOINDER
to
SECURITY AGREEMENT

By execution and delivery of this Joinder, the undersigned does hereby become a party to that certain Security Agreement by and among Driftwood Ventures, Inc., a Delaware corporation (the “Company”), the Agent (as defined therein) and the Purchasers (as defined therein) dated as of July 7, 2008 (the “Security Agreement”), as a Purchaser, and is entitled to all of the benefits under and is subject to all of the obligations, restrictions and limitations set forth in the Security Agreement that are applicable to the Purchasers. This Joinder shall take effect and shall become a part of said Security Agreement immediately upon execution.

TRINAD MANAGEMENT, LLC By: /s/ Jay Wolf Name: Jay Wolf Title: Managing Director

[Additional Signature Page Follows]

SCHEDULE OF PURCHASERS

Name and Address	Loan Amount
Trinad Capital Master Fund, Ltd. 2121 Avenue of the Stars Suite 1650 Los Angeles, CA 90067	$2,500,000
Back Bay LLC c/o Roxbury LLC 6355 Topanga Canyon Boulevard Suite 335 Woodland Hills, CA 61367	$2,000,000
Cipher 06 LLC 590 Madison Ave - Fifth Floor New York, NY 10022	$150,000

Schedule A

Existing Liens